EX-21.1


                  Subsidiaries of Bremer Financial Corporation

      Name of Subsidiaries and State or Other Jurisdiction of Incorporation
                              as of March 30, 2001:

State of Minnesota:

         Bremer Business Finance Corporation
         Bremer Financial Services, Inc.
         Bremer Insurance Agencies, Inc.
         Bremer Trust, National Association
         Bremer Investments Alexandria, Inc.
         Bremer Investments Brainerd, Inc.
         Bremer Investments Marshall, Inc.
         Bremer Investments St. Cloud, Inc.
         Bremer Investments South St. Paul, Inc.
         Bremer Investments Willmar, Inc.
         Bremer Investments Grand Forks, Inc.
         Bremer Investment Services, Inc.
         FAB Management, Inc.
         FAB Brainerd Management, Inc.
         Princeton Mortgage, Inc.

State of Arizona:

         Bremer First American Life Insurance Company

State of Connecticut

         Bremer Statutory Trust I

United States (National Bank Act):

         Bremer Bank, National Association (Alexandria, MN)
         Bremer Bank, National Association (Brainerd, MN)
         Bremer Bank, National Association (Grand Forks, ND)
         Bremer Bank, National Association (International Falls, MN) Bremer Bank, National Association (Marshall, MN)
         Bremer Bank, National Association (Menomonie, WI)
         Bremer Bank, National Association (Minot, ND)
         Bremer Bank, National Association (Moorhead, MN)
         Bremer Bank, National Association (St. Cloud, MN)
         Bremer Bank, National Association (South Saint Paul, MN)
         Bremer Bank, National Association (Willmar, MN)

State of Delaware

         Bremer Capital Trust I

State of Nevada

         First American Investment Management, Inc.

State of Wisconsin

         FAB Wisconsin Management Company